Exhibit 99.1
Sunoco LP Maintains Quarterly Distribution
1Q 2018 Earnings Release and Earnings Call Dates Also Announced

DALLAS, April 26, 2018 - Sunoco LP (NYSE: SUN) (“SUN”) announced that the Board of Directors of its general partner declared a quarterly distribution for the first quarter of 2018 of $0.8255 per common unit, which corresponds to $3.3020 per common unit on an annualized basis. The distribution will be paid on May 15, 2018 to common unitholders of record on May 7, 2018.
SUN will release its first quarter 2018 financial and operating results after the market closes on Wednesday, May 9. In conjunction with the news release, management will hold a conference call on Thursday, May 10 at 9:30 a.m. Central Time (10:30 a.m. Eastern Time) to discuss SUN’s results.

By Phone:
Dial 877-407-6184 (toll free) or 201-389-0877 at least 10 minutes before the call. A replay will be available through May 17, 2018 by dialing 877-660-6853 (toll free) or 201-612-7415 and using the conference ID 13679373#.

By Webcast:
Connect to the webcast via the Events and Presentations pages of SUN's Investor Relations website at www.SunocoLP.com. Please log in at least 10 minutes in advance to register and download any necessary software. A replay will be available shortly after the call.

About Sunoco LP
Sunoco LP (NYSE: SUN) is a master limited partnership that distributes motor fuel to approximately 9,200 convenience stores, independent dealers, commercial customers and distributors located in more than 30 states. SUN’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE).

Qualified Notice
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat 100 percent of SUN's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, SUN's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

Contacts
Scott Grischow
Senior Director - Investor Relations and Treasury
(214) 840-5660, scott.grischow@sunoco.com

Derek Rabe, CFA
Senior Analyst - Investor Relations and Finance
(214) 840-5553, derek.rabe@sunoco.com

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